Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-73133 on Form N-1A of our reports dated November 12, 2025, relating to the financial statements and financial highlights of Fidelity Asset Manager 20%, Fidelity Asset Manager 30%, Fidelity Asset Manager 40%, Fidelity Asset Manager 50%, Fidelity Asset Manager 60%, Fidelity Asset Manager 70%, Fidelity Asset Manager 85%, Fidelity Health Savings Fund, and Fidelity Health Savings Index Fund, and our report dated November 13, 2025, relating to the financial statements and financial highlights of Fidelity Sustainable Multi-Asset Fund, appearing on Form N-CSR of Fidelity Charles Street Trust for the year ended September 30, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 19, 2025